Exhibit 23.4

                           CONSENT OF FUEL CONSULTANT


         We consent to the inclusion in this Registration Statement on Form S-4, filed with the Securities and Exchange Commission by ESI Tractebel Acquisition Corp. under the Securities Act of 1933, of our report dated February 12, 1998 and entitled "Northeast Energy Associates and North Jersey Energy Associates Cogeneration Projects Fuel Consultant's Report." We also consent to the reference to our firm in said Registration Statement under the caption, "Experts."


                                     BENJAMIN SCHLESINGER AND
                                     ASSOCIATES, INC.


                                     /s/ Benjamin Schlesinger
                                     ------------------------------------
                                     Name:  Benjamin Schlesinger, Ph.D.
                                     Title: President

Bethesda, Maryland
May 5, 1998